EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER REQUIRED BY EXCHANGE ACT RULE 13a-14(b)
I, Dean E. Sukowatey, President of ALL Fuels & Energy Company (the “Company”), hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the accompanying report on Form 10-QSB/A for the period ended September 30, 2007, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2008.	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey President